Exhibit 10.5

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Execution Copy

LICENSE AGREEMENT

DATED AS OF May 10, 2019

BY AND AMONG

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA AND THE CHILDREN’S HOSPITAL OF PHILADELPHIA

AND

Eiger BioPharmaceuticals, INC.

EXHIBIT A	INSTITUTIONS PATENT RIGHTS

EXHIBIT B	LICENSED DATA

EXHIBIT C	CERTAIN FINANCIAL TERMS

APPENDIX I	FORM OF FINANCIAL REPORT

APPENDIX II	CLIENT AND BILLING AGREEMENT

Appendix III	Development plan

APPENDIX IV	FORM OF Sublicense Development Report

-i-

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of  May 10, 2019 (the “Effective Date”) by and among The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), The Children’s Hospital of Philadelphia (“CHOP”) (Penn and CHOP, collectively, “Institutions”), and Eiger BioPharmaceuticals, Inc., a Delaware corporation (“Licensee”).  Institutions and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Institutions own and control certain innovative technology for the therapeutic application of incretin antagonists in subjects with hypoglycemic disorders as further defined herein (Penn Reference [***], CHOP Reference [***]), that were developed by [***] (the “Inventor(s)”);

WHEREAS, Penn and CHOP each desire to license to Licensee, Institutions’ intellectual property rights in such technology, in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new technology, consistent with Institutions’ educational and research missions and goals; and

WHEREAS, Licensee desires to license from Institutions, Institutions’ intellectual property rights in such technology, to develop, manufacture and commercialize such technology, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

Article 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1

“Achievement Date” means, with respect to a Diligence Event, the corresponding date such Diligence Event is to be achieved as provided in Exhibit C attached hereto subject to modification pursuant to Section 3.3 below.

1.2

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists.  For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3	“Clinical Trial” means any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Pivotal Clinical Trial or a variation or subset of such trials.

1.4

“Commercially Reasonable Efforts” means the efforts and resources that a similarly situated biotechnology company would use for its own internally discovered or exclusively licensed technology of similar commercial potential and similar stage of development, taking into account the likely timing of the technology’s entry into the market, any patent and other proprietary position, and any other relevant scientific, technical, regulatory or commercial factors.  Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that [***].  With respect to the development and commercialization of any Product, Commercially Reasonable Efforts will be determined on a country-by-country basis.  For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.5

“Confidential Information” of a Party, means (i) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, and (ii) the terms of this Agreement; provided that Confidential Information shall not include information that:

(a)	is or becomes generally available to the public other than as a result of disclosure by the recipient;
(b)	is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;
(c)	is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or
(d)	is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.
1.6

“Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.7

“Data Lock” means, with respect to a Clinical Trial being conducted by or on behalf of a Person, the locking (no additional data collected and no data is removed) by or on behalf of such Person of the database that contains the data collected from such Clinical Trial in a manner consistent with industry standards and Laws to enable data analysis and reporting of such Clinical Trial.

1.8

“Development Plan” means the development plan provided by Licensee to Penn that provides the activities, and the associated timelines of when such activities shall be conducted (including in detail the activities that shall be conducted in the calendar year following the submission of such Development Plan to Penn), in order to develop a Product for commercialization.  The initial Development Plan is attached hereto as Appendix III.

1.9	“Diligence Event” means each of the events that Licensee is expected to accomplish in the development of a Product as provided in Exhibit C attached hereto.

1.10

“Field of Use” means use of any Glucagon Like Peptide-1(GLP-1) receptor antagonist(s) to treat any and all human and animal conditions, including, without limitation, the treatment of any disease in which inhibition of insulin secretion may or does provide therapeutic benefit.

1.11

“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees, in each case after all Governmental Approvals have been obtained for such country.

1.12	“GAAP” means United States generally accepted accounting principles applied on a consistent basis.
1.13

“Governmental Approval” means, with respect to a Product in a country or region, all approvals, clearances, licenses, registrations and authorizations of the relevant Governmental Body, if applicable, required for the commercialization of such Product in such country.

1.14

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.15

“Indication” means a human disease or medical condition for which a separate Governmental Approval or a label expansion of a Governmental Approval can be obtained, provided that such separate Governmental Approval or label expansion (a) requires additional Clinical Trial(s), (b) is not solely to treat an expanded set of patients for the previously approved disease or medical condition, and (c) is not solely for use as a different line of therapy for the previously approved disease or medical condition.

1.16	“Initiation” means with respect to a Clinical Trial, first dosing of the first human subject in such Clinical Trial.
1.17

“Institutions Patent Rights” means (a) the Patent Rights listed in Exhibit A Controlled by Institutions as of the Effective Date, (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, but excluding continuations-in-part except to the extent of claims entitled to the priority date of the parent application, and (c) any corresponding foreign Patent Rights to the foregoing.  Notwithstanding the above, Institutions Patent Rights does not include the Carve-Out Patent Rights.

1.18	“Intellectual Property” means the Institutions Patent Rights.
1.19	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.20

“Licensed Data” means data and information developed [***] in the Field of Use and defined in Exhibit B, including [***] of the foregoing that is Controlled by CHOP as of the Effective Date that is necessary to research, develop, make, have made, use, sell, have sold or import any Product, including the data and information listed on Exhibit B.

1.21	“[***]” means [***].
1.22

“NDA” means a new drug application filed under Section 505 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 301 et seq.), or similar application for Governmental Approval of a Product in the Field of Use submitted to a Governmental Body.

1.23

“Net Sales” means the gross consideration invoiced or received by Licensee or any of its Affiliates or Sublicensees for Sales of Product (including any cash amounts plus the fair market value of any other forms of consideration), less the following deductions [***] to the extent reasonable and customary and solely related to the sale of the Product(s):

[***]

Even if there is overlap between any of deductions described above, each individual item shall only be deducted once in the overall Net Sales calculation.  Each of the above deductions to Net Sales shall be calculated in accordance with US GAAP.

1.24

“Patent Rights” means any of the following, whether existing now or in the future anywhere in the world: issued patent, including inventor's certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and any pending application for any of the foregoing.

1.25

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.26

“Phase I Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(a) and intended to determine pharmacokinetic and pharmacodynamic actions of the product in humans, and the side effects associated therewith, whether in single or multiple doses and whether in static or increasing doses, or any comparable trial under Laws in any country or group of countries outside of the United States.

1.27

“Phase II Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(b) and intended to explore a variety of doses, dose response, and duration of effect, and to generate preliminary data on side effects and clinical efficacy for a particular indication or indications in a target patient population, or any comparable trial under Laws in any country or group of countries outside of the United States.

1.28

“Phase III Clinical Trial” means a human clinical trial of a product designed to satisfy the requirements of 21 C.F.R. § 312.21(c) and intended to (a) establish that the product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Governmental Approval for such product, or any comparable trial under Laws in any country or group of countries outside of the United States.

1.29

“Pivotal Clinical Trial” means a pivotal human clinical trial of a product (whether or not denominated a “Phase III Clinical Trial” under applicable regulations) with a defined dose or a set of defined doses of such product designed to ascertain efficacy and safety of such product for the purpose of enabling the preparation and submission of an application for a Governmental Approval.

1.30

“Product” means any (a) process, service or method covered by a Valid Claim or whose use or practice would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim (“Method”), (b) article, composition, apparatus, substance, chemical or any other material covered by a Valid Claim or whose manufacture, import, use offer for sale or sale would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim; (c) service, article, composition, apparatus, chemical, substance or any other material imported, made, used or sold by or utilizing or practicing a Method; or (d) [***].

1.31

“Royalty Term” means, with respect to a Product and on a country by country basis, the period commencing on the Effective Date and ending on the later of (a) expiration or abandonment of the last Valid Claim in the country where the Product is either made, used, sold, offered for sale or imported, or (b) ten (10) years from the First Commercial Sale of such Product.

1.32

“Sale” means any transaction for which consideration is received or expected by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Product to or for the benefit of a Third Party.  For clarity, sale, use, lease, transfer or other disposition of a Product by Licensee or any of its Affiliates or Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a Sale.

1.33	“Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 2.4.
1.34

“Sublicense Documents” means any and all agreements, amendments or written understandings entered into with a Sublicensee (including any of its Affiliates) that [***].  For clarity, a [***] is a Sublicense Document.

1.35

“Sublicense Income” means income received by Licensee or its Affiliates in consideration for a Sublicense [***].  Sublicense Income includes income received from a Sublicensee in the form of license issue fees, milestone payments and similar payments but specifically excludes [***]. For clarity, a wholesaler or distributor that purchases Product in a bona fide arm’s length transaction from Licensee or its Affiliates or Sublicensees and with respect to which such Licensee, its Affiliates or Sublicensees do not receive additional consideration for such Sale from a wholesaler or distributor, such consideration for such purchase shall not be deemed to be a Sublicensing Income but shall be subject to a Royalty under Section 4.4; provided that, to the extent that any additional consideration is paid by any wholesaler or distributor to Licensee or its Affiliates or Sublicensees in connection with such Sale of Product, then any such additional consideration shall be deemed Sublicensing Income. In any event, any agreement entered into with a wholesaler or distributor for sales of Product shall be consistent with the following sections of this Agreement: Section 9.4 (Use of Names); and Article 7 (INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY).

1.36

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.37	“Third Party” means any Person other than CHOP or Penn, Licensee or any of their respective Affiliates.
1.38	“United States” or “US” means the United States of America, its territories and possessions.
1.39	“USD” or “$” means the lawful currency of the United States of America.
1.40

“Valid Claim” means a claim of (a) an issued and unexpired patent in Institutions Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court of governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a pending patent application that (i) is included in Institutions Patent Rights which was filed and is being prosecuted in good faith, (ii) has not been pending for more than [***] from the first substantive office action with respect to such pending claim and has not been abandoned or finally rejected without the possibility of appeal or refiling or without such appeal having been taken or refiling having been made within the applicable time periods; provided that a claim of any pending patent application that is deemed not to be a Valid Claim as a result of the limitation in clause (ii) shall thereafter be considered a Valid Claim if such claim subsequently issues in an issued patent, or (iii) has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application. For clarity, “refiling the application” includes filing a continuing or divisional application claiming the same subject matter.

1.41	Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Advance Payment	5.2.3
Agreement	Preamble
Bankruptcy Action	8.3.5
Carve-Out Patent Rights	5.1.2
Disclosure	Recitals
Effective Date	Preamble
Financial Report	4.7
Historic Patent Cost	5.2.1
Infringement Notice	5.4.1
Inventor(s)	Recitals
Issue Fee	4.1
License	2.1
Institutions	Preamble
Institutions Indemnitees	7.1.1
Licensee	Preamble

Maintenance Fee	4.2
Method	1.30
Milestone	4.3.1
Milestone Payment	4.3.1
Minimum Annual Royalty	4.4.6
Ongoing Patent Costs	5.2.2
Parties	Preamble
Party	Preamble
Patent Costs	5.2.1
Patent Counsel	5.1.1
Patent Termination Notice	5.3
Progress Reports	3.4.1
Prosecution Request	5.1.2
Royalty	4.4.1
Sublicense	2.4.1
Term	8.1

Article 2
LICENSES AND OTHER RIGHTS

2.1

Grant of License.  Subject to the terms and conditions of this Agreement, Institutions hereby grant to Licensee an exclusive, royalty-bearing right and license (with the right to sublicense as provided in, and subject to, the provisions of Section 2.4) under Institutions Patent Rights, in all jurisdictions where Institutions Patent Rights exist, to, make, have made, use, sell, offer for sale and import Product in the Field of Use during the Term (the “License”). Subject to the terms and conditions of this Agreement, CHOP hereby grants to Licensee an exclusive, royalty-bearing right and license without right to sublicense except in conjunction with a sublicense to the Institutions Patent Rights, in all jurisdictions where Institutions Patent Rights exist under Licensed Data.

2.2

Retained Rights.  Notwithstanding the License, each of Penn and CHOP retains the right under Institutions Patent Rights and CHOP under the Licensed Data to (a) conduct educational and research and clinical activities itself and (b) authorize non-commercial Third Parties to conduct education and research activities.

2.3

U.S. Government Rights.  The License is expressly subject to all applicable provisions of any license to the United States Government executed by either Penn, CHOP or Institutions and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States. In the event that Licensee believes in good faith that substantial manufacture of such product is not commercially feasible in the United States and makes a request to Penn in writing to assist in obtaining a waiver of such requirement from the United States Government, then Institutions shall, at the expense of Licensee, use reasonable efforts to assist in obtaining such waiver. In addition, Licensee acknowledges the obligations to the United States Federal Government under 37 Code of Federal Regulations, Part 401 and shall provide information to the extent necessary to satisfy any such applicable obligations to the United States Federal Government thereunder.

2.4	Grant of Sublicense by Licensee.
2.4.1

Institutions grant to Licensee the right to grant sublicenses, in multiple tiers and in whole or in part, under the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 2.4.  The term Sublicense shall include any grant of rights under the License by a Sublicensee to any downstream Third Party and any such downstream Third Party shall also be considered a Sublicensee for purposes of this Agreement.

2.4.2

All Sublicenses will (i) be issued in writing, (ii) to the extent applicable, include all of the rights of Institutions and require the performance of obligations due to Penn (and, if applicable, the U.S. Government under 35 U.S.C. §§200-212) contained in this Agreement and (iii) include the following terms and conditions:

(a)

Reasonable record keeping, audit and reporting obligations sufficient to enable Licensee and Penn to reasonably verify the payments due to Licensee and Penn under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Product, provided that such obligations shall be no less stringent that those provided in this Agreement for Licensee.

(b)

Infringement and enforcement provisions with respect to the Institutions Patent Rights and Licensed Data that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than those provided to Licensee as provided in Section 5.4.

(c)	Confidentiality provisions with respect to Confidential Information of Institutions consistent with the restrictions on Licensee in Section 5.6 of this Agreement.
(d)	Covenants by Sublicensee that are not less protective of the rights of Institutions than to those made by Licensee in Section 6.5.
(e)	A requirement of indemnification of Institutions by Sublicensee that is not less protective of the rights of Institutions to indemnification by Licensee under Section 7.1 of this Agreement.
(f)

A requirement of obtaining and maintaining insurance by Sublicensee that is not less coverage of Institutions than the insurance requirements of Licensee under Section 7.2 of this Agreement, including coverage under such insurance of Institutions as provided in Section 7.2.

(g)	Restriction on use of Institutions’ names etc. consistent with Section 9.4 of this Agreement.
(h)	A requirement of antidiscrimination by Sublicensee no less stringent than that provided in Section 9.5 of this Agreement.

(i)	A requirement that [***] due to Institutions under this Agreement.

Any Sublicense that does not include all of the terms and conditions set forth in this Section 2.4.2 or which is not issued in accordance with the terms and conditions set forth in this Section 2.4, shall be considered null and void with no further notice from Institutions.

2.4.3

Within [***] after of the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Penn, in the English Language, provided that Licensee shall have the right to redact such Sublicense Document to remove sensitive confidential information that does not relate to the Institutions Patent Rights or is not necessary for Penn, in Penn’s reasonable discretion, to verify compliance with the terms of this Agreement.  Penn’s receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Penn or obligation of Licensee under this Agreement.  Any Sublicense Document provided by Licensee to Penn shall be deemed the Confidential Information of Licensee and shall be marked as Confidential.

2.4.4	Licensee shall provide an [***] Sublicense Development Report on or before [***] during the Term (“SDR Report”) a form of which is attached hereto as Appendix IV.
2.5

No Implied License.  Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to any know-how, patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

Article 3
DILIGENCE

3.1

Development Plan.  No later than [***] during the Term, Licensee shall submit to Penn an updated Development Plan, which shall include amendments and revisions to any long term development activities and detailed activities to be conducted in the following [***], provided that such updated Development Plan for a given Product shall not be due after the First Commercial Sale of that Product in the United States.

3.2

General Diligence. Licensee shall use Commercially Reasonable Efforts to develop and commercialize either a Product for [***] Indications or [***] Products in the Field of Use in the [***]. The Parties acknowledge that any development and commercialization of a Product [***] with respect to this Section 3.2. If Licensee determines that the development of a [***] in accordance with the preceding sentence, it will notify Penn and the Parties shall confer and discuss in good faith alternatives based on such discussions.

3.3	Diligence Events.
3.3.1

Licensee shall achieve each Diligence Event by the corresponding Achievement Date; provided, however, that if Licensee fails to achieve any such Diligence Event by the corresponding Achievement Date as a result of a delay due to a bona fide Product safety or efficacy reason or [***], and Licensee provides notice to Penn [***] prior to such Achievement Date,  the Parties shall meet and discuss in good faith an extension to the applicable Achievement Date by [***].  In any event, Licensee may extend any Achievement Date, for a Diligence Event by [***] increments, but not more than [***], by making a [***] payment to Penn prior to the expiration of the Achievement Date for such Diligence Event.

3.3.2	Penn’s sole and exclusive remedy with respect to Licensee’s failure to achieve a Diligence Event by the corresponding Achievement Date shall be its right to terminate this Agreement.
3.4	Progress Reports.
3.4.1

So long as Licensee continues to develop Products, Licensee on an [***] basis, but in no event later than [***], shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of all Products and the obtaining of Governmental Approvals necessary for commercialization of Products.

3.4.2	Each Progress Report must include the following, to the extent applicable, for each annual period:
(a)	Summary of work completed, including against the Development Plan for such period;
(b)	Key scientific discoveries;
(c)	Summary of work in progress [***] on Product development;
(d)	Current schedule of anticipated events or milestones, including anticipated timeline for achievement of Diligence Events;
(e)	Market plans for introduction of Product;
(f)	An updated SDR that lists any and all Sublicenses granted by Licensee;
(g)	[***]; and
(h)	[***].

Article 4
FINANCIAL PROVISIONS

4.1

Issue Fee.  In partial consideration of the License, Licensee will pay to Penn within [***] of the Effective Date a license issue fee of one million USD ($1,000,000) (“Issue Fee”).  The Issue Fee is non-refundable and non-creditable against any other amounts, including any royalties due by Licensee.

4.2

License Maintenance Fee.  As further consideration for the License, Licensee will pay an annual maintenance fee (“Maintenance Fee”) as set forth on Exhibit C attached hereto beginning on the first anniversary of the Effective Date.  The Maintenance Fee will not be due and payable on any anniversary of the Effective Date if on that date Licensee is paying a Royalty or the Minimum Annual Royalty.  For clarity, the Maintenance Fee is [***].

4.3	Milestone Payments.
4.3.1

As additional consideration for the License, Licensee will pay Penn the milestone payments (each, a “Development Milestone Payment” or a “Sales Milestone Payment” as applicable and any Development Milestone Payment or Sales Milestone Payment, a “Milestone Payment”) provided in Exhibit C attached hereto upon each Product to achieve the corresponding milestone (each, a “Development Milestone” or a “Sales Milestone”, as applicable and any Development Milestone or Sales Milestone, a “Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee.  Licensee shall promptly notify Penn in writing of the achievement of any such Milestone and Licensee shall pay Penn in full the corresponding Milestone Payment within [***] of such achievement.  For clarity, each Milestone Payment is [***].

4.3.2

Each time a Milestone is achieved, then any other applicable Milestone Payments with respect to earlier applicable Milestones that have not yet been paid will be due and payable together with the Milestone Payment for the Milestone that is actually achieved.

4.4	Royalties.
4.4.1

Subject to Sections 4.4.2, 4.4.3 and 4.4.6, as further consideration for the License, Licensee shall pay to Penn a non-refundable, non-creditable royalty of [***] on the Net Sales of Product during the Royalty Term for such Product (“Royalty”).

If Licensee [***], Licensee shall deduct from the Royalties payable in a given calendar quarter [***] in such calendar quarter [***], provided that (a) [***].

4.4.2	With respect to any Product whose manufacture, use, sale and import is [***], then the Royalty with respect to such Product shall be reduced by [***].
4.4.3	Notwithstanding sections 4.4.2 and 4.4.3, the Royalty on Net Sales shall [***] on Net Sales of a Product during the Royalty Term for such Product.

4.4.4	Licensee must pay Royalties owed to Penn on a calendar quarter basis on or before the following dates:
(a)	[***] for any Sales that took place on or before the last day of the calendar quarter ending [***], of the prior year;
(b)	[***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year;
(c)	[***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year; and
(d)	[***] for any Sales that took place on or before the last day of the calendar quarter ending [***] of such calendar year.
4.4.5

Licensee shall pay to Penn the minimum annual royalties (“Minimum Annual Royalty”) provided in Exhibit C attached hereto commencing on the first full calendar year [***].  Licensee will pay the Minimum Annual Royalty on [***] of each calendar year it is due, provided that the [***].

4.5

Institutions Sublicense Income.  Licensee will pay to Penn a percentage of Sublicense Income as provided in Exhibit C attached hereto (such percentage, the “Institutions Sublicense Income”).  Licensee will make such payment to Penn on or before the following dates:

4.5.1	[***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***], of the prior year;
4.5.2	[***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year;
4.5.3	[***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year; and
4.5.4	[***] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [***] of such calendar year.
4.6

Mode of Payment and Currency.  All payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following:

[***]	[***]

Payments under this Agreement shall be made in USD.  All Royalties payable shall be calculated [***].  The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for the last business day of each month in the calendar quarter for such Royalty payment made.

4.7

Royalty and Institutions Sublicense Income Reports.  Within [***] after the end of each calendar quarter [***], Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the Royalty and Institutions Sublicense Income due under this Article 4 for such calendar quarter, including to the extent applicable:

4.7.1	[***]

Each Financial Report shall be in the form of the sample report attached hereto as Appendix I.  Each Financial Report shall be the Confidential Information of Licensee.

4.8

Late Payments.  In addition to any other remedies available to Penn, including the right to terminate this Agreement, any failure by Licensee to make a payment within [***] after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to [***] per month, or the highest rate allowed by Law, whichever is lower.

4.9

Default Payment.  In the event of default in payment of any payment owing to Penn under the terms of this Agreement, and if it becomes necessary for Penn to undertake legal action to collect said payment, in the event that Licensee is found liable in a court of competent jurisdiction, then Licensee shall [***].

4.10	Accounting. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.
4.11

Books and Records.  Licensee will keep accurate books and records of all Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involved Institutions Patent Rights.  Licensee will preserve these books and records for [***].  Upon reasonable notice, key personnel, books and records will be made reasonably available and will be open to examination by representatives or agents of Penn during regular office hours to determine their accuracy and assess Licensee’s compliance with the terms of this Agreement, provided that Licensee shall not have an obligation to provide access more than [***] and provided that such representatives or agents of Penn agree to be bound by written confidentiality obligations at least as stringent as those contained in this Agreement.  Such books and records shall be the Confidential Information of Licensee.

4.12

Audits.  In addition to the right of Penn to examine the books and records  as provided in Section 4.11 above, Penn, [***], through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Penn), may inspect and audit the relevant records of Licensee pertaining to the calculation of any Milestones, Royalties and Institutions Sublicense Income due to Penn under this Agreement.  Licensee shall provide such auditors with access to the records during reasonable business hours.  Such access need not be given to any such set of records more often than [***] or more than [***] after the date of any report to be audited.  Penn shall provide Licensee with written notice of its election to inspect and audit the records related to the Milestones and Royalties due hereunder not less than [***] prior to the proposed date of review of Licensee’s records by Penn’s auditors.  Should the auditor find any underpayment of Milestone Payments, Royalties or Institutions Sublicense Income by Licensee, Licensee shall (a) promptly pay Institutions the amount of such underpayment; (b) shall reimburse Penn for the cost of the audit, [***]; and (c) provide such auditors with an audit right exercisable within [***] after Institutions receives the audit report.  If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future Milestone Payments, Royalties, Minimum Annual Royalty or Institutions Sublicense Income due to Penn by Licensee or, if no such future Milestone Payments, Royalties, Minimum Annual Royalty or Institutions Sublicense Income are payable, then Penn shall refund the overpayment to Licensee within [***] after Penn receives the audit report.  Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Penn; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.13	Taxes. All payments made by Licensee to Penn under the Agreement shall be made [***] Taxes on or with respect to such payments.

Article 5
INTELLECTUAL PROPERTY

5.1	Patent Filing Prosecution and Maintenance.
5.1.1

Institutions Patent Rights will be held in the name of Penn and CHOP and obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”).  Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of Institutions Patent Rights and will consider in good faith the incorporation of any reasonable comments or suggestions by Licensee with respect to such filing, prosecution and maintenance.  Penn will instruct Patent Counsel to copy Licensee on all correspondence related to Institutions Patent Rights (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Institutions Patent Rights.  Penn has the right to take action to preserve rights and minimize cost whether or not Licensee has commented, and will use reasonable efforts to not allow any Institutions Patent Rights for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement, except for filing of continuations, divisionals, or the like that substitute for the lapsed application, provided that, Institutions shall [***] as set forth in this Agreement. For the purposes of this Agreement, “maintenance” of the Institutions Patent Rights includes inter partes patent review proceedings before the USPTO or a similar patent administration outside the US.  For further clarity, validity challenges raised in infringement litigation will be handled per Section 5.4, Infringement.

5.1.2

Licensee has the right to request a country filing via a written request to Penn [***] prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”).  [***] such patent application(s) and patent(s) (“Carve-Out Patent Rights”) will not be part of Institutions Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights, obligations or license to them; If, and during such time that [***], then Penn and Licensee will [***], in lieu of Section 5.1.1, provided that upon the termination of such agreement, the management of Institutions Patent Rights shall be in accordance with Section 5.1.1.

5.1.3

Licensee shall have the first right, but not the obligation, to make decisions regarding, and to apply for, patent term extensions for the Institutions Patent Rights in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, provided that Licensee shall consult in good faith with Institutions prior to making any such decisions with respect to such extensions or supplementary protection certificates.  Institutions shall provide prompt and reasonable assistance, and execute any documents to effect the patent term extension, [***], as requested by Licensee, to apply for and obtain any such extensions or supplementary protection certificates at Licensee’s direction.

5.2	Patent Costs.
5.2.1

Within [***] of the Effective Date, Licensee will reimburse Penn for all documented out-of-pocket costs for the filing, prosecution and maintenance of Institutions Patent Rights, including all accrued documented attorney fees, expenses, official and filing fees (“Patent Costs”), incurred by Penn prior to the Effective Date if Licensee is the only licensee for the Institutions Patent Rights obligated to pay Patent Costs prior to the Effective Date and a pro rata share of such Patent Costs incurred by Penn prior to the Effective Date if there is more than one licensee for the Institutions Patent Rights obligated to pay Patent Costs prior to the Effective Date (“Historic Patent Costs”).

5.2.2

Licensee will bear all Patent Costs incurred by Penn during the Term for which Licensee is the only licensee for the Institutions Patent Rights obligated to pay Patent Costs and a pro rata share of Patent Costs incurred by Penn during the Term for which there is more than one licensee for the Institutions Patent Rights (“Ongoing Patent Costs”).

5.2.3

Subject to Section 5.2.2, at any time, at Penn’s request, Licensee shall [***].  Notwithstanding whether [***], Licensee shall bear all Patent Costs incurred during the Term in accordance with Section 5.2.2 and shall pay such amounts within [***] of receipt of an invoice from Penn for such patent actions. For clarity, the term “Patent Costs” means and includes Historic Patent Costs and Ongoing Patent Costs]. For further clarity, this Section 5.2.3 shall not apply during any period during the Term where a Client and Billing Agreement is in effect.

5.3

Termination of Rights in, and Obligations with respect to, Certain Institutions Patent Rights.  Licensee may terminate its rights in, and obligations with respect to any or all of Institutions Patent Rights by providing written notice to Penn (“Patent Termination Notice”).  Termination of Licensee’s rights in and obligation with respect to such Patent Right will be effective [***] after receipt of such Patent Termination Notice by Penn.  Penn will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after receipt of the Patent Termination Notice.  Institutions may continue prosecution and maintenance of such Patent Rights at their sole discretion [***], and such Patent Rights will then be Carve-Out Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights, obligations (unless accrued prior to the effective date of the termination of Licensee’s rights) or license to them.

5.4	Infringement.
5.4.1

If either Party believes that an infringement by a Third Party with respect to any Institutions Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement (the “Infringement Notice”).  During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, [***] of such infringement or potential infringement or [***] of Institutions Patent Rights [***].  If [***] of any Institutions Patent Right [***], then [***] right to initiate a suit under Section 5.4.2 below will terminate immediately without the obligation of [***] to provide notice to [***], such consent not to be unreasonably withheld, conditioned or delayed.  Both Penn and Licensee will use their reasonably diligent efforts to cooperate with each other to terminate such infringement without litigation.

If, with respect to an infringement or potential infringement described in an Infringement Notice, such infringement or potential infringement has not been abated within [***] (or within [***]) following the date of such Infringement Notice , then during the period in which, and in the jurisdiction where, [***] under the Institutions Patent Rights that are the subject of such infringement or potential infringement, Licensee shall have the first right, but not the obligation, to institute suit for patent infringement against the infringer after providing Penn [***].  For clarity, the information provided by Licensee to Institutions pursuant to the foregoing sentence shall be deemed the Confidential Information of Licensee and Institutions.  Institutions may voluntarily join such suit at [***], but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in such suit.  Licensee may not join Institutions, unless Institutions are a necessary party, in a suit initiated by Licensee without Institutions’ prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  If in a suit initiated by Licensee, Institutions are involuntarily joined other than by Licensee, then Licensee will [***], provided, however, that if [***].  Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) limits the scope, validity or enforcement of Institutions Patent Rights or (ii) admits fault or wrongdoing on the part of Licensee or Institutions must be approved in advance by Institutions in writing.  Licensee’s request for such approval shall include [***].  Institutions shall provide Licensee notice of its approval or denial within [***] of any request for such approval by Licensee, provided that [***].

5.4.2

If, within [***] following the date the Infringement Notice was provided, the infringement or potential infringement that is the subject of such Infringement Notice has not been abated and if Licensee has not brought suit against the infringer pursuant to Section 5.4, then Penn may institute suit for patent infringement against the infringer.  If Penn institutes such suit, then Licensee may not voluntarily join such suit without the prior written consent of Penn and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Penn’s suit or any judgment rendered in such suit.

5.4.3	Notwithstanding Sections 5.4.1 and 5.4.2, in the event that any Institutions Patent Rights are infringed by a Third Party [***] regarding such infringement, the Parties shall discuss, and will mutually agree, in writing, as to how to handle such infringement by such Third Party.
5.4.4

The recovery or settlement paid in any infringement suit, if the patents subject to this Agreement are not the only patents enforced in such suit, will first be [***] the recovery or settlement amount received in connection with any suits herein, such determination to be made by an independent third party selected by mutual agreement of the Parties.

5.4.5

Any recovery or settlement received in connection with any suit involving the Institutions Patent Rights will first be [***] and next shall be [***].  Any remaining recoveries shall be allocated as follows:

For any portion of the recovery or settlement attributed to the Institutions Patent Rights will, [***]:

(a)	for any suit that is [***], Penn shall receive [***] of the recovery and the Licensee shall receive the remainder; and
(b)	for any suit that is [***]. The initiating party shall receive the remainder of any such recovery.

For any portion of the recovery or settlement attributed to the Institutions Patent Rights will [***]:

(c)	for any suit that is [***], Penn shall receive [***] and Licensee shall receive the remainder; and
(d)	for any suit that is [***], Penn shall receive [***] and Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is [***], any recovery in excess of litigation costs will [***].

5.4.6

Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties).  For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement.  If Penn is subjected to third party discovery related to the Institutions Patent Rights or Products licensed to Licensee hereunder, Licensee will [***].

5.5

Patent Marking.  Licensee shall place in a conspicuous (including virtual marking) location on any Product (or its packaging where appropriate and practicable) made, imported and/or sold under this Agreement a patent notice that is in accordance with the Laws concerning the marking of patented articles where such Product is made, used, imported and/or sold, as applicable.  Upon request from Penn, Licensee shall provide evidence of proper marking.

5.6	Confidentiality.
5.6.1

Each Party agrees that, for the Term and for [***] thereafter, such Party shall (a) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its confidential or proprietary information of like kind which in any event shall be no less than a reasonable standard of care, (b) use the Confidential Information of the other Party only to accomplish the purpose of this or for audit or management purposes and (c) ensure that any employees, customers, and distributors who have access to such Confidential Information are bound to it by obligations of confidence not less protective than provided in this Agreement and that such disclosures are only as required to accomplish the purposes of this Agreement.

5.6.2	Notwithstanding Section 5.6.1, each Party may disclose the Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:
(a)	preparing and submitting regulatory filings for Products that such Party has a license or right to develop and commercialize hereunder;
(b)	prosecuting or defending litigation as permitted by this Agreement;
(c)

disclosure to its employees, agents, consultants, contractors, licensees, or Sublicensees, in each case on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement, and in each case under written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(d)

disclosure to potential and actual investors, acquirers, licensees, and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under appropriate obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(e)

required by Law or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting or limiting the Confidential Information from public disclosure.

Article 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
6.1.1	such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

6.1.2	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;
6.1.3

this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

6.1.4	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.
6.2	Additional Penn Representations.

Penn represents, through the Penn Center for Innovation to the Licensee that, to The Penn Center for Innovation’s knowledge, as of the time of signing this Agreement:

6.2.1	Penn is an owner of, and has title to the Institutions Patent Rights;
6.2.2	CHOP is the sole co-owner of the Institutions Patent Rights;
6.2.3	Penn and CHOP have executed a written agreement granting Penn the right to administer Institutions Patent Rights and Licensed Data as provided herein;
6.2.4	Penn has the lawful right to grant the license to the Licensee in this Agreement; and
6.2.5	Penn has not granted to any Third Party any license or other right with respect to the Penn’s Patent Rights that conflict with the License granted to the Licensee in this Agreement.
6.3	Additional CHOP Representations.

CHOP represents, through its Office of Technology Transfer to the Licensee that, to its knowledge, at the time of signing this Agreement:

6.3.1	CHOP is an owner of and has title to the Institutions Patent Rights and Licensed Data;
6.3.2	Penn is the sole co-owner of the Institutions Patent Rights;
6.3.3	CHOP has the lawful right to grant the license and other rights granted to the Licensee in this Agreement; and
6.3.4

CHOP has not granted to any Third Party any license or other right with respect to the Institutions Patent Rights or Licensed Data that conflict with the License or any other rights granted to the Licensee in this Agreement.

6.4	Disclaimer of Representations and Warranties.
6.4.1

Other than the representations and warranties provided in Section 6.1, Section 6.2 and Section 6.3 above, NO PARTY MAKES ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT.

6.4.2	Furthermore, nothing in this Agreement will be construed as:
(a)	A representation or warranty by Institutions as to the validity or scope of any Institutions Patent Right;
(b)

A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)	Obligating Institutions to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement;
(d)

Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights of Institutions other than Institutions Patent Rights as defined herein, regardless of whether such Patent Rights are dominant or subordinate to Institutions Patent Rights; and

(e)	Obligating Institutions to furnish any know-how.
6.5	Covenants of Licensee.
6.5.1

Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) challenge the validity, scope, or enforceability of or otherwise oppose any Institutions Patent Right, provided that if any Institutions Patent Right is asserted against Licensee or its Affiliate for activities authorized under this Agreement, then such Licensee or its Affiliates is entitled to all and any defenses available to it including challenging the validity or enforceability of such Patent Right.

6.5.2

Licensee will comply with all Laws that apply to its activities or obligations under this Agreement.  For example, Licensee will comply with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency.

6.5.3	Licensee will not grant a security interest in any Institutions Patent Right licensed under this Agreement.

Article 7
INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

7.1	Indemnification by Licensee.
7.1.1

Licensee shall, and shall require its Sublicensees to, defend, indemnify and hold Institutions and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Institutions Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits related to (a) this Agreement including (i) the development, testing, use, manufacture, promotion, sale or other disposition of any Product (including any product liability claim), (ii) any enforcement action or suit brought by Licensee against a Third Party for infringement of Institutions Patent Rights, (iii) any claim by a Third Party that [***] the design, composition, manufacture, use, sale or other disposition of any Product, infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, (iv) any breach of this Agreement or Laws by Licensee, its Affiliates or Sublicensees and (b) Licensee’s gross negligence or willful misconduct, provided that Licensee’s obligations pursuant to this Section 7.1 shall not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of Institutions Indemnitees, in each case as determined by a court of law.

7.1.2

As a condition to a Institutions Indemnitee’s right to receive indemnification under this Section 7.1, Institutions shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Institutions Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel.  In no event, however, may Licensee compromise or settle any claim or suit in a manner which (a) admits fault or negligence on the part of Institutions or any other Institutions Indemnitee; (b) commits Institutions or any other Institutions Indemnitee to take, or forbear to take, any action, without the prior written consent of Institutions, or (c) grant any rights under the Institutions Patent Rights except for Sublicenses permitted under Article 2.  Institutions shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

7.1.3

Notwithstanding Section 7.1.2 above, in the event that a reasonable and bona fide conflict exists between Licensee and Institutions or any other Institutions Indemnitee with respect to a claim or suit subject to indemnification hereunder, then Institutions or such other Institutions Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any documented attorney’s fees and litigation expenses being paid for by Licensee.  Licensee will pay such fees and expenses either directly or will reimburse Institutions within thirty (30) days of Licensee’s receipt of invoices for such fees and expenses.

7.2	Insurance.
7.2.1

Licensee, at its sole cost and expense, must insure its activities in connection with the exercise of its rights under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

(a)	[***]

Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 7.2.1, and the Parties agree to discuss in good faith reasonable adjustments to such minimum amounts.

7.2.2

If the above insurance is written on a claims-made form, it shall continue for [***] following termination or expiration of this Agreement.  The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

7.2.3	Licensee expressly understands, however, that [***]. Licensee’s insurance will:
(a)	[***]
7.2.4

Licensee must furnish to Penn with (a) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (b) additional insured endorsements for Licensee’s applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured.  Licensee shall furnish both documents upon Penn’s reasonable request.

7.3	LIMITATION OF LIABILITY.

IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.1, OR SHALL LIMIT INSTITUTIONS REMEDIES OR ABILITY TO RECOVER DAMAGES, INCLUDING INCREASED DAMAGES, FOR WILLFUL INFRINGEMENT IN THE EVENT INSTITUTIONS ASSERT THEIR INTELLECTUAL PROPERTY RIGHTS.

Article 8
TERM AND TERMINATION

8.1

Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect on a country-by-country basis until the later of (a) the expiration or abandonment of the last Institutions Patent Right, or (b) ten (10) years from the First Commercial Sale of a Product.  Following expiration of the Royalty Term, the license to Licensed Data hereunder shall be fully-paid and royalty-free non-exclusive license.

8.2

Termination of the Agreement for Convenience.  At any time during the Term, Licensee may, at its convenience, terminate this Agreement upon providing at least sixty (60) days prior written notice to Institutions of such intention to terminate, provided that Licensee ceases using the License or making, using, or selling Products following the effective date of termination.

8.3	Termination For Cause.
8.3.1

If Licensee fails to fulfill its obligations under Section 3.2 (i.e. use Commercially Reasonable Efforts to develop and commercialize a Product), Penn may provide written notice to Licensee of such failure.  If Licensee fails to address such failure to the reasonable satisfaction of Penn within three (3) months of receiving such written notice, Penn may terminate this Agreement upon written notice to Licensee; provided, however, that if the Parties mutually agree that such failure is incapable of being addressed to the reasonable satisfaction of Penn within three (3) months, then Licensee and Penn will confer and mutually agree on a reasonable extension to address such failure to the reasonable satisfaction of Penn.

8.3.2

In the event Licensee fails to achieve any Diligence Event by the corresponding Achievement Date subject to any delays or extensions in accordance with Section 3.3.1, Penn has the right and option to terminate this Agreement, upon written notice, with immediate effect.

8.3.3

If Licensee materially breaches any of its material obligations under this Agreement, Penn may give to Licensee a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement.  If such breach is not cured within sixty (60) days of such notice, such termination shall become effective upon a notice of termination by Institutions thereafter.  For clarity, a breach of a material obligation includes:

(a)	[***]
8.3.4

In addition to all other remedies available to it, Penn may terminate this Agreement, upon written notice, with immediate effect, upon a breach of Section 6.5, Covenants of Licensee; provided, however, that with respect to Licensee’s covenant to comply with all Laws set forth in Section 6.5.2, Penn may, at its sole discretion, allow Licensee a [***] period to remedy such lack of compliance, if a remedy is possible and permitted by Law.

8.3.5

Penn may terminate this Agreement, upon written notice, with immediate effect if, at any time, Licensee files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets, or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, or if Licensee proposes or is a party to any dissolution or liquidation, or if Licensee makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”). The foregoing notwithstanding, if Licensee files for Chapter 11 Bankruptcy reorganization protection (“Bankruptcy Reorganization”) and notifies Penn in writing in advance of such Bankruptcy Reorganization Licensee shall have a [***] to reorganize and restructure its debts (“Reorganization Period”). If such Bankruptcy Reorganization petition as described in this Section 8.3.5 is not withdrawn or dismissed within the Reorganization Period, Penn shall have the right to terminate the agreement, immediately upon the expiration of the [***] Reorganization Period.

8.4	Effects of Termination.
8.4.1	Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections 4.7-4.12, inclusive, 5.6 and 8.4 and Articles 1, 6, 7 and 9.
8.4.2

Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination.  Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

8.4.3

If this Agreement is terminated for any reason, all outstanding Sublicenses (including all Sublicense Documents for each Sublicense) not in default will be assigned by Licensee to Institutions, and such assignment will be accepted by Institutions.  Each assigned Sublicense will remain in full force and effect with Institutions as the licensor or sublicensor instead of Licensee, but the duties and obligations of Institutions under the assigned Sublicenses will not be greater than the duties of Institutions under this Agreement, and the rights of Institutions under the assigned Sublicenses will not be less than the rights of Institutions under this Agreement, including all financial consideration and other rights of Institutions.  Institutions may, at their sole discretion, [***].

Article 9
ADDITIONAL PROVISIONS

9.1

Relationship of the Parties.  Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.  The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

9.2

Expenses.  Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby

9.3	Third Party Beneficiary. The Parties agree that each Sublicensee is a third party beneficiary of this Agreement with respect to Section 8.4.3.

9.4

Use of Names.  Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Institutions or any Institutions school, organization, employee, student or representative, without the prior written consent of Institutions.  Notwithstanding the foregoing, Licensee may use the name of Institutions in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Institutions’ Patent Rights has been licensed by Licensee from Institutions, and to inform a reader of the identity and published credentials of Inventors of the Intellectual Property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

9.5

No Discrimination.  Neither Institutions nor Licensee will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

9.6	Successors and Assignment.
9.6.1	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.
9.6.2

Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Institutions, provided that Institutions shall not unreasonably withhold, condition or delay their consent.  The foregoing sentence notwithstanding, it shall not be necessary for Licensee to obtain Institutions’ consent to the assignment of this Agreement in its entirety in connection with the sale or transfer of all or substantially all of Licensee’s assets, provided that (a) there exists no material breach by the Licensee or its Affiliates of any material term of this Agreement, including those caused by a Sublicensee; (b) at least [***] before the proposed assignment, Licensee will have given notice of the transaction; and (c) the assignee agrees in writing to (i) be legally bound by this Agreement, (ii) assume responsibility for any and all liabilities that arose under this Agreement prior to the effective date of the proposed assignment of this Agreement; and (iii) agrees to deliver to Penn an updated Development Plan within [***] after the closing of the proposed transaction. Any permitted assignment will not relieve Licensee of responsibility for performance of any obligation of Licensee that has accrued at the time of the assignment. Licensee will not grant a security interest in the License or this Agreement during the term. Any prohibited assignment or security interest will be null and void.

9.6.3	Any assignment not in accordance with this Section 9.6 shall be void.
9.7

Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.8

Entire Agreement of the Parties; Amendments.  This Agreement, the Exhibits and Appendices or Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.  No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party signing this Agreement.

Any amendment that alters the rights or obligations of CHOP hereunder will also require the written consent of CHOP, as applicable.

9.9

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

9.10

Dispute Resolution.  If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute.  If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

9.11

Notices and Deliveries.  Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.  A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

[***]

9.12

Waiver.  A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.  All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

9.13

Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

9.14

Interpretation.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.  Unless the context otherwise requires, countries shall include territories.  References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

9.15

Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

9.16

Timely Countersignature. The terms and conditions of this Agreement shall, at Institutions’ sole option, be considered by Institutions to be withdrawn from Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by Licensee and a fully executed original is received by Institutions within [***] from the date of Institutions’ signature found below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY		Eiger Biopharmaceuticals, Inc.
OF PENNSYLVANIA

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:		Title:	Eiger BioPharmaceuticals, Inc.

THE CHILDREN’S HOSPITAL OF
PHILADELPHIA

By:
Name:	[***]
Title:	[***]

[Signature Page to License Agreement]

Exhibit A

Institutions Patent Rights

[***]

Exhibit B

Licensed Data

[***]

Exhibit C

Certain Financial Terms

	Diligence Event	Achievement Date
Development & Commercialization	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

• Licensee may extend any Achievement Date for a Diligence Event by [***] increments, but not more than [***] by making a [***] to Penn [***] of such Achievement Date for such Diligence Event.
• Issue Fee. $1,000,000.

• License Maintenance Fee. $[***].

Certain Financial Terms	• Development Milestone Payments. Payable once per Product or if the same Product is developed for a second Indication once per Indication.

	Development Milestone	Development Milestone Payment
	[***]	[***]
	[***]	[***]
	Total Development Milestone Payments Due:	[***]

• Sales Milestone Payments. Payable only once upon first achievement.

Sales Milestone (Aggregate Annual Net Sales)	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Sales Milestone Payments Due:	[***]

• Royalty. [***] on all Net Sales of all Products.
• Minimum Annual Royalties. [***].
• Institutions Sublicense Income.

Stage of development of Product at the time when the Sublicense is granted	Institutions Sublicense Income
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Appendix I
Form of Financial Report

[***]

APPENDIX II

[***]

APPENDIX III

Development Plan

[***]

APPENDIX IV

Form of Sublicense Development Report

[***]